Exhibit 10.5

Construction Project Labor Service Contract

Number of the Contract:

Party A: Beijing Hua Guang Hao Yang Technology Co., Ltd.

Party B: Shenzhen Zhongyun Communication Technology Co., Ltd.

In accordance with the relevant laws and administrative regulations of the People’s Republic of China, and following the principles of equality, voluntariness, fairness and good faith, In view of the fact that “China United Network Communications Co., Ltd. Guangdong Branch” (hereinafter referred to as “the Owner”) has signed a construction general contracting contract or a professional contracting/subcontracting contract (hereinafter referred to as “the general/subcontracting contract”) with Party A and Party B has fully understood all the provisions of the general/subcontracting contract (except for the price details), this contract is hereby concluded.

1.	Project overview

1.1	Project name: Guangdong 2021-2022 Shenzhen Guang Ming Transmission Project C Section – Zhongyun.

1.2	Project location: Shenzhen, Guangdong.

1.3	Scope of Subcontracting: Including but not limited to the labor services of the following contents: installation and testing of transmission equipment, construction of optical cable pipelines, coverage of residential buildings, equipment relocation and cutover, etc.

1.4	Content of labor subcontracting contract: Guangdong 2021-2022 Shenzhen Guang Ming Transmission Project C Section – Zhongyun.

1.5	The total price of the labor subcontracting contract: It adopts a comprehensive unit price lump sum, and the project volume is settled based on the actual completion. The total price of this contract is tentatively set at Yuan (RMB) including tax, with a tax rate of 9%. It includes the labor subcontracting fee and the safety production fee already included in the total contract price at 1.5%. The settlement shall be based on the output value amount confirmed by both parties upon the completion of the project.

1.6	The Method of contracting：Party B shall provide labor subcontracting services for the construction project on a lump-sum basis. Party B shall undertake all the production and installation labor construction within the scope of its responsibility based on the construction drawings, design changes, review records, and project negotiations. The comprehensive unit price shall be calculated at a lump-sum rate of __________ Yuan (RMB) per (unit).

1.7	The content of the contracting work: Same as 1.3.

2.	The Duration of the subcontracting work

The Period of planned working: [ to ], total calendar working days: [ ] days.

3.	Quality standards

3.1	Project quality: in accordance with the current national “Code for Construction and Acceptance of Building and Installation Engineering” and “Standard for Quality Evaluation of Building and Installation Engineering”, the quality provisions stipulated in the general/subcontracting contract, this construction must reach the qualified grade of quality assessment.

3.2	Party B must strictly carry out the construction in accordance with the construction drawings, current construction norms and technical operation procedures, and the project construction must comply with the design requirements.

4.	Standards and specifications

Unless otherwise stipulated in the general/subcontracting contract of this project, the standards and specifications applicable to this contract are as follows:

4.1	National, local and industry-related mandatory and recommended standards.

4.2	The relevant professional technical specifications issued by the former Ministry of Posts and Telecommunications, the former Ministry of Information Industry, the Ministry of Industry and Information Technology, the industry, and Party A of this contract.

4.3	The relevant agreements in the bidding or tendering documents.

4.4	The Mandatory Provisions of the “Engineering Construction Standards” (Information Engineering Section) (Jianbiao [2000] No. 259) and other laws and regulations, as well as the requirements of various professional construction specifications.

4.5	The approved design documents, design approval, design changes and other materials mutually agreed upon in writing by both parties.

If the aforementioned standards are inconsistent with each other, the higher one shall prevail.

5.	Project Manager

5.1	Party A appoints [ ] as the project manager stationed at the construction site to perform this contract as the on-site project manager.

5.2	Party B appoints [ ] as the project manager stationed at the construction site to perform this contract and as the construction team leader for the labor subcontracting project.

6.	The responsibilities of Party A

6.1	Form a project management team commensurate with the project, fully perform the general/subcontracting contracts, organize and implement all construction management work, and be responsible to the owner for the project’s schedule and quality.

6.2	Be responsible for compiling the construction organization design, uniformly formulating various management goals, organizing the compilation of construction plans, dispatching on-site management personnel, guiding and supervising Party B in accordance with the progress requirements of the owner, inspecting concealed works, handling intermediate handover acceptance procedures, and coordinating Party B’s external work related to this project.

6.3	Party A shall provide Party B with the project schedule plan for Party B to arrange the work according to the plan and complete the tasks. According to the construction drawing design and the project entrustment letter, be responsible for implementing the construction surveying and positioning, conducting safety and technical briefings, handling related constructing and technical issues, organizing the review of construction drawings, and uniformly arranging the collection, organization and handover acceptance of technical archives and materials.

6.4	Provide drawings on time, deliver the required materials and equipment in a timely manner, and ensure that the construction machinery, equipment, materials and safety facilities provided meet the construction needs.

6.5	Pay the labor remuneration to Party B as stipulated in this contract.

6.6	Be responsible for contacting the owner, supervisor, designer and other relevant departments, and coordinating on-site relations.

7.	The responsibilities of Party B

7.1	Party B confirms that its enterprise scale does not fall under the category of small and medium-sized enterprises. [ ] is the person in charge of construction safety and shall obey the instructions of Party A. Without the approval of Party A or if it is found during the construction that he is not suitable for the management of this construction site, Party A has the right to require Party B to replace him until he is suitable.

7.2	Be responsible to Party A for the quality of the project within the scope of the labor subcontracting under this contract and organize skilled workers with corresponding qualification certificates to engage in the work.

7.3	Without the authorization or permission of Party A, no one shall establish working contact with the owner or relevant departments at will. Consciously abide by laws, regulations and relevant rules and regulations.

7.4	Party B shall, in accordance with the requirements of the overall progress plan of the construction organization design, prepare the corresponding labor force arrangement plan, which shall be strictly implemented after approval by Party A.

7.5	Carefully organize the construction in strict accordance with the design drawings, construction acceptance norms, relevant technical requirements and construction organization design to ensure that the project quality meets the agreed standards. Scientifically arrange the operation plan, invest sufficient human and material resources, and ensure the construction period. Strengthen safety education, earnestly implement safety technical regulations, strictly abide by safety systems, implement safety measures, and ensure construction safety. Strengthen on-site management, strictly implement the management regulations for construction sites issued by the construction administrative department and relevant departments such as environmental protection, fire control, and sanitation, and ensure civilized construction. Bear the losses and various fines caused by quality modifications, rework, project delays, safety accidents, and on-site dirtiness and disorder due to the responsibility of Party B itself. Be responsible for the on-site management of the use of engineering materials, strictly carry out construction in accordance with quality requirements and material ratios, and properly handle the remaining materials of the project. Any material waste or unreasonable excess within the limit during the construction by Party B shall be borne by Party B.

7.6	Accept the inspection by Party A at any time on the storage and usage of its equipment and materials, as well as the valid certificates and on-the-job status of its operators. Coordinate and cooperate with other units on site to take care of the overall situation.

7.7	Submit reports and complete original technical and economic data on time and cooperate with Party A to handle the handover acceptance. Party B shall cooperate with Party A in filling out and compiling the technical documents for completion and organizing the completion acceptance and other work.

7.8	Properly protect the finished products of buildings, structures, underground pipelines and completed parts around the construction site. If any damage occurs due to the responsibility of Party B, Party B shall bear all economic losses and various fines arising therefrom on its own.

7.9	Properly keep and reasonably use the machinery, revolving materials and other facilities provided or leased by Party A to Party B for use.

7.10	Party B shall comply with the instructions of the owner and the engineer forwarded by Party A; maintain the reputation of Party A, accept the guidance, management and supervision of Party A, and complete the subcontract and the construction tasks arranged by Party A on time and to a high standard.

7.11	Unless otherwise stipulated in this contract, Party B shall be responsible for the implementation and completion of its work content. Party B shall undertake and fulfill all the obligations and work procedures related to the labor operation as agreed in the general/subcontracting contract.

7.12	Before entering the site for construction, Party B shall submit a copy of the list of construction personnel and workers to the project department of Party A for record and have it confirmed with the seal of the project department of Party A.

7.13	Party B shall establish fire prevention and construction safety protection facilities, and abide by and implement the regulations on fire prevention, safe construction, civilized construction and late-night construction, etc. Properly handle disputes arising during construction, resolve foreign-related matters in construction, prevent construction accidents from happening, and bear all safety accidents (including casualties) and the resulting economic losses that occur during construction.

7.14	Party B shall, in accordance with the requirements of relevant national laws and regulations such as the “Labor Contract Law”, promptly sign labor contracts with the project construction personnel and pay relevant social insurances for them. If Party B fails to pay the relevant taxes and fees for the project construction personnel as stipulated, all responsibilities and consequences arising therefrom shall be borne by Party B, and Party A shall not bear any responsibility. Party B guarantees not to delay the payment of wages or other due amounts to the construction personnel (such as wages for migrant workers, etc., the same below). The wages of the construction personnel employed by Party B, Party A has the right to supervise Party B to pay the wages and other due amounts of the construction personnel on time. If Party B fails to pay the wages of the construction personnel as stipulated in the labor contract or by law during the construction process, it shall be regarded as a breach of contract by Party B, and Party A has the right to take the following actions: (1) Immediately suspend the payment of the due amount to Party B; (2) Party A has the right to withhold from any outstanding payment under this contract or any other contract amount signed by Party B and Party A an amount equal to the total wages owed by Party B to the construction personnel without prior notice to Party B. Party A has the right to withhold from any outstanding payment under this contract or any other contract amount signed by Party B and Party A an amount equal to the total wages owed by Party B to the construction personnel without prior notice to Party B, and directly distribute it to the construction personnel, migrant workers or other creditors of Party B. Such amount shall be directly deducted from the project settlement. In the event of a labor dispute, Party B shall bear the legal responsibility and compensate Party A for all losses caused thereby.

8.	Safety construction and inspection

8.1	Party B shall abide by the relevant management regulations on safety production in construction, strictly carry out construction in accordance with safety standards, and accept the supervision and inspection carried out by industry safety inspectors in accordance with the law at any time. It should take necessary safety protection measures and eliminate potential accident hazards. The responsibility and expenses incurred due to the accident caused by the inadequate safety measures of Party B shall be borne by Party B.

8.2	Party A shall provide safety education to the staff(s) of Party B at the construction site. Party B shall not be required to carry out construction in violation of the regulations on safety management.

8.3	Party B must strictly abide by the construction safety regulations and rules during on-site construction, earnestly implement the contents of the safety briefing, conduct self-inspections of the team’s safety, and comply with the inspections of the on-site supervisors of Party A.

9.	Safety protection

9.1	When Party B conducts construction near power equipment, transmission lines, underground pipelines, sealed and shockproof workshops, flammable and explosive areas, and major street traffic arteries, it shall propose safety protection measures to Party A before the start of construction. Such measures shall be implemented after obtaining Party A’s approval, and the cost of the protection measures shall be borne by Party A.

9.2	When conducting blasting operations, working in radioactive or toxic environments (including storage, transportation, and use), or using toxic or corrosive substances for construction, Party B shall notify Party A in writing 10 days before construction and propose corresponding safety protection measures. Such measures shall be implemented after being approved by Party A, and Party A shall bear the cost of safety protection measures.

9.3	The safety protection equipment (such as safety helmets, safety belts and other protective equipment) used by Party B within the construction site shall be provided with a usage plan by Party B. After approval by Party A, Party A shall be responsible for the supply.

10.	Accident handling

10.1	In the event of major casualties or other safety accidents, Party B shall immediately report to the relevant departments and Party A in accordance with the relevant regulations and handle the accident in accordance with the relevant national laws and administrative regulations.

10.2	When there is a dispute between Party B and Party A over responsibility for the accident, it shall be handled in accordance with relevant regulations.

11.	Insurance

11.1	In the event of an accident, Party B and Party A shall be responsible for taking necessary measures to prevent or reduce losses. Both parties should cooperate with each other to handle the insurance claim procedures as soon as possible and properly deal with the casualties and property losses caused by the accident.

12.	Supply of materials and equipment

12.1	Party B shall submit the material and equipment supply plan to Party A upon receiving the drawings. After confirmation, Party A shall organize the supply of goods in accordance with the requirements of the supply plan and deliver them in a timely manner. If transportation or unloading by Party B is required, Party B must do it in a timely manner. The cost will be separately agreed upon. If the materials and equipment do not meet the requirements, Party B shall raise the issue at the time of acceptance, and Party A shall be responsible for handling it.

12.2	Party B shall properly keep and reasonably use the materials and equipment supplied by Party A. In the event of loss or damage due to poor maintenance and management, Party B shall be responsible for compensation and bear all economic losses resulting from delays in the construction period and other factors.

13.	Remuneration for services

13.1	The labor remuneration for this project shall be calculated in any of the following ways:

13.1.1	Fixed labor remuneration (including management fees).

13.1.2	The hourly unit prices (including management fees) for different types of labor shall be calculated based on the confirmed working hours.

13.1.3	The piece-rate unit price (including management fee) for different work results shall be calculated based on the confirmed work volume.

13.2	The labor remuneration for this project, except for the circumstances stipulated in this contract, is a one-time fixed payment and will not be adjusted.

13.3	The pricing method is detailed in Attachment 1.

13.4	Party B fully and clearly understands and recognizes that the cooperative project and all the outstanding settlement amounts rely on the settlement and corresponding payments of the construction unit/end user (including the confirmation of phased workloads, the same below), and voluntarily assumes the corresponding settlement risks (including changes in settlement amounts, whether settlement conditions are met, the final settlement time, etc.); Party B specifically declares and undertakes:

13.4.1	Both Party A and Party B may, in accordance with the payment tools and forms of the construction unit/end user, determine the payment tools and forms that are equivalent and corresponding to this contract, and pay the contract amount to Party B by any one or a combination of payment tools such as bank transfer, telegraphic transfer, check, bank acceptance draft, commercial draft, and supply chain financial products.

13.4.2	If Party A has not received the settlement confirmation and corresponding payment from the construction unit/end user [if the construction unit/end user makes payment by non-immediate arrival methods such as supply chain financial products or commercial acceptance bills, If the settlement conditions of the cooperation project between Party A and Party B have not been met, it shall not be regarded as Party A’s overdue payment, and Party A shall not bear any liability for breach of contract, starting from the date when the acceptance of the supply chain finance product is due and the drawer reaches the full amount to Party A’s bank account after the maturity of the bill.

13.4.3	If due to the reasons of the construction entity or the end user, the funds held by Party A, such as the bills and supply chain financial products, cannot be accepted or actually paid, the settlement work between Party A and Party B cannot be carried out, and the corresponding bills or supply chain financial products issued by Party A and held by Party B cannot be accepted or paid either. Party B understands, acknowledges and has no objection to this.

14.	Confirmation of working hours and quantities of work

14.1	Where a fixed remuneration method is adopted, no working hours or quantities of work shall be calculated.

14.2	Where the remuneration for labor is calculated based on determined working hours, Party B shall report the number of laborers provided to Party A for confirmation.

14.3	Where the labor remuneration is calculated based on the confirmed volume of work, Party B shall report the completed volume of work to Party A on a monthly basis for confirmation by Party A. Party A will not measure the volume of work that Party B has not approved by Party A, exceeds the scope of the design drawings, or is reworked due to Party B’s reasons.

15.	Construction changes

15.1	If there are any changes to the original work content during the construction, the project manager of Party A shall notify Party B in writing of the changes in advance and provide the corresponding drawings and explanations for the changes. Party B shall make the changes in accordance with the change notice and relevant requirements issued by Party A (Project Manager).

15.2	The increase in labor remuneration and the losses caused to Party B due to changes shall be borne by Party A, and the delayed construction period shall be extended accordingly. Due to the reduction in the volume of work caused by changes, the labor remuneration should be correspondingly reduced and the construction period adjusted accordingly.

15.3	During the construction, Party B shall not make any changes to the original engineering design. The expenses incurred due to Party B’s unauthorized design changes and the direct losses suffered by Party A as a result shall be borne by Party B. The delayed work period shall not be extended.

15.4	In case of project changes caused by Party B’s own reasons, Party B has no right to demand additional labor remuneration or an extension of the construction period.

16.	Construction acceptance

Party B shall ensure that the quality of the completed construction complies with the quality standards stipulated in this contract. Upon completion of the construction, Party B shall submit a completion report to Party A and notify Party A for acceptance. When the acceptance result of the concealed works between Party A and the owner or the completion acceptance result of the project indicates that the construction quality of Party B does not meet the standards, Party B shall be responsible for free repair without extending the construction period, and bear the corresponding liability for breach of contract and the related losses of Party A caused thereby.

17.	Construction coordination

Party B shall cooperate with Party A in the preliminary acceptance of its work, as well as the inspections involving Party B’s work content and construction site, the acceptance of concealed works and the final acceptance of the project carried out by Party A in accordance with the requirements of the owner or the construction administrative department. When the work of Party A or a third party within the construction site must be coordinated by Party B, Party B shall cooperate in accordance with the instructions of Party A.

18.	Payment of labor remuneration

18.1	Payment Tools: Both parties agree to choose any one or a combination of payment methods such as bank transfer, telegraphic transfer, check, bank acceptance draft, commercial draft, and supply chain financial products to pay the project funds to Party B.

18.2	Payment Progress: After the signing and effectiveness of this contract, Party A shall pay the current contract amount to Party B within [90] working days after both parties confirm that the settlement conditions are ready. Both Party A and Party B should complete the following tasks during the settlement process; otherwise, the settlement conditions for the cooperative project between Party A and Party B will not be fulfilled:

18.2.1	Party A receives the payment application materials provided by Party B;

18.2.2	Party A has received the value-added tax special invoice provided by Party B, which is equal to the settlement amount and in compliance with national regulations, and has verified it to be correct.

18.2.3	Party A receives the relevant materials such as the project quality, service and safety assessment form issued by the construction unit (such as the final acceptance report of the project, etc.) and the current settlement payment (if the construction unit is paid by non-immediate arrival methods such as commercial acceptance bills, the payment shall be calculated from the date when the drawer pays the full amount after the maturity of the bill and it actually reaches Party A’s bank account).

18.2.4	A settlement certificate of working hours and workload signed and confirmed by both Party A and Party B;

18.2.5	Party A receives the project assessment score sheet of Party B confirmed in writing by Party B.

18.3	Party B undertakes that the form and content of the invoices it issued are legal, valid, complete and accurate. If Party B fails to issue an invoice or issues an unqualified invoice, Party A has the right not to make payment until the date when Party B issues a qualified invoice. All contractual obligations of Party B shall be performed in accordance with the terms of the contract.

18.4	Party B shall issue the invoice after meeting the conditions for invoicing and receiving the invoicing instructions from Party A. Party B shall deliver the value-added tax special invoice to Party A within 10 working days from the date of invoice issuance. For each day of delay, Party B shall pay a penalty of 0.03% of the amount of the overdue invoice. The date on which Party A signs for the receipt of the invoice shall be the date of delivery of the invoice. If the value-added tax special invoice provided by Party B does not comply with the requirements of laws and regulations or the terms of this contract, or fails to pass the tax certification, Party A has the right to refuse to accept it or return it upon discovering the problem. Party B shall replace it in a timely manner. If the value-added tax special invoice is delivered late as a result, Party B shall bear the liability for breach of contract for late delivery as stipulated above. If Party A is unable to make deductions as a result, Party B shall also compensate Party A for the losses suffered thereby, with the amount being equivalent to the deductible amount of the overdue delivery invoice.

18.5	All responsibilities (including commercial and legal liabilities) and losses arising from Party B’s failure to pay the due taxes in full and the issuance of false or substandard invoices shall be borne by Party B. Party A has the right to deduct 3,000 yuan of subcontracting fees as a penalty for each non-compliant invoice.

18.6	If the competent tax authority of Party B does not include its business within the scope of the business tax to value-added tax (VAT) reform in the taxable scope of the value-added tax, Party B shall undertake to provide a VAT special invoice to Party A after its business is included in the VAT taxable scope by the competent tax authority.

18.7	If Party B is involved in tax-exempt matters, it shall provide relevant proof materials recognized by the competent tax authority.

18.8	The bank account information and taxpayer information of both parties are as follows:

Account name of Party A: Beijing Hua Guang Hao Yang Technology Co., Ltd.
Bank account number of Party A:
Name of Bank of Party A:
Company registration number:
Address:
Contact:

Account name of Party B: Shenzhen Zhongyun Communication Technology Co., Ltd.
Bank account number of Party A:
Name of Bank of Party A:
Company registration number:
Address:
Contact:

18.9	If, in accordance with the provisions of this contract, Party B is required to pay a penalty, compensation or any other amount to Party A, Party A has the right to deduct the corresponding amount from any of the above payments or any outstanding amount in any other contract signed between Party B and Party A without prior notice to Party B. Any shortfall shall be made up by Party B immediately.

19.	Liability for breach of contract

19.1	If either party fails to perform or fully perform the terms stipulated in this contract or performs in a manner inconsistent with the terms of this contract, it shall be deemed as a breach of contract.

19.2	If Party A fails to make the payment on time as stipulated in the contract without cause, it shall pay a penalty to Party B at the one-year loan prime rate (LPR) standard at the time of entering into this contract, except for the overdue payment not caused by Party A.

19.3	Party B shall accept the assessment of Party A and bear the liability for breach of contract in the following aspects:

19.3.1	Penalty for project duration assessment: If Party B delays the project duration or fails to complete and accept the project on schedule due to its own reasons, for each day of delay, Party A will deduct 0.5% of the project summary settlement amount from Party B as a penalty. When the total amount of liquidated damages reaches 10% of the project’s final settlement amount or project budget amount, Party A has the right to terminate the contract.

19.3.2	Penalty for public criticism: If Party B is notified in writing or criticized or complained about by the construction unit or the supervision unit due to the quality of the construction, Party A will deduct 5% of the final settlement amount of the project from Party B as a penalty.

19.3.3	Safety accident penalty: In the event of on-site construction personnel safety accidents or deaths caused by Party B’s inadequate safety construction management, Party A will deduct 20% of the project summary settlement amount of Party B as a penalty. If the fault of Party B causes economic losses to Party A or requires Party B to compensate the owner for economic losses, and the total amount of liquidated damages and compensation paid by Party B is lower than the economic losses suffered by Party A as a result, Party B shall also compensate Party A for the losses.

19.4	If the project management or construction personnel of this project damage communication equipment or pipelines, cause trouble at government agencies or project construction units, or interfere with office work due to the reasons of Party B, 1% to 8% of the project summary calculation amount of Party B will be deducted each time depending on the degree of impact. If serious consequences are caused, Party A has the right to terminate the contract and reserve the right to further pursue the responsibility of Party B. If Party B delays or fails to cooperate in handling the above matters, resulting in Party A having to advance the relevant expenses, Party A has the right to directly deduct the advanced relevant expenses and the interest on the loan for the same period from the project funds of Party B.

19.5	The payment of liquidated damages by Party B does not relieve Party B of its obligation to perform this contract. If Party B has any objection to the deduction of the liquidated damages, it shall raise it within 5 days after receiving the notice from Party A. Otherwise, it will be regarded as no objection.

19.6	If the project cannot be carried out normally or cannot fully meet the construction requirements due to the reasons of Party B, Party A has the right to terminate this contract and arrange the construction by itself, and Party B shall bear the corresponding liability for breach of contract.

19.7	During the construction process, if the rights and reputation of Party A are damaged due to the reasons of Party B, Party A has the right to terminate the execution of this contract and hold Party B legally responsible.

20.	Claims

20.1	When Party A submits the notice of claim intention or other materials to the owner in accordance with the general/subcontracting contract, Party B shall actively cooperate, maintain and present the corresponding materials so that Party A can abide by the general/subcontracting contract.

20.2	During the implementation of the labor operation, if Party B encounters adverse external conditions or other circumstances that can be claimed under the general/subcontracting contract, Party A shall take all reasonable steps to request the owner to make additional payments or extend the construction period.

20.3	When one party to this contract makes a claim against the other party, there shall be legitimate grounds for the claim and corresponding valid evidence at the time when the claim event occurred.

20.4	If Party B fails to fulfill its obligations as agreed or makes mistakes, causing economic losses to Party A, Party A may claim compensation from Party B in writing.

21.	Application of law and dispute resolution

21.1	This contract is governed by the laws of the People’s Republic of China.

21.2	Any disputes arising from this contract shall be settled through friendly consultation between the two parties. If the two parties fail to resolve the dispute through friendly consultation, either party may submit the dispute to the Beihai Court of International Arbitration for arbitration in accordance with the arbitration rules of the court at the time of applying for arbitration. The language of arbitration is Chinese. The arbitration award is final and binding on both parties.

21.3	During the arbitration process, both parties will continue to perform the other parts of this contract that are not subject to arbitration.

22.	Subcontracting or further subcontracting is prohibited

Party B shall not subcontract or further subdivide the labor operations under this contract to any other party. Otherwise, Party B will bear legal responsibility.

23.	Force majeure

The term “force majeure” as used in this contract refers to objective circumstances that the parties to the contract cannot foresee, avoid or overcome, including natural disasters such as explosions, fires and ice disasters caused by war, unrest, earthquakes, typhoons or other factors not attributable to Party A. When either party is affected in the execution of the contract due to force majeure, the party experiencing force majeure shall notify the other party in writing within 7 days and provide relevant proof materials within 30 days. Under such circumstances, Party B still has the responsibility to proactively take necessary remedial measures to accelerate the implementation of the project and reduce losses caused by force majeure factors. Both parties shall resolve the execution issues of this contract as soon as possible through friendly consultation.

24.	Termination of contract

24.1	If the performance of this contract is prevented due to force majeure, or if the construction is suspended or delayed due to the breach of contract by one party or the reasons of the employer, resulting in the failure to perform the contract, Party A and Party B may terminate the contract by mutual consent.

24.2	If the general contract or the subcontracting contract is terminated before Party B fully performs its obligations under this contract, Party A shall notify Party B to terminate this contract.

24.3	After the contract is terminated, Party B shall properly protect and transfer the completed works and remaining materials and equipment, and withdraw from the construction site as required by Party A. After the contract is terminated, it does not affect the validity of the settlement and liquidation terms agreed upon by both parties in the contract.

25.	Contract effectiveness and other matters

25.1	Party A shall have access to Party B’s resource information and establish smooth communication channels. The information that Party B shall file with Party A includes but is not limited to: vehicles, tools and equipment, the construction team leader, contact phone number, ID number, the specialties they have worked in, and the list of construction workers.

25.2	The person in charge of dispute resolution for Party A: [ ], contact number: [ ], the person in charge of dispute resolution for Party B: [ ], contact number: [ ]. Party B shall abide by the agreement between both parties, actively and amicably negotiate, and refrain from making unreasonable disturbances.

25.3	Party A shall keep track of the basic information of the wages paid to the labor personnel of Party B and the signatures, receipts and records made by them (including ID cards, contact numbers, etc.), and submit it to Party A for record.

25.4	Party B undertakes that if any labor disputes arise due to its reasons, Party B shall bear full responsibility. Party A has the right to directly use the unpaid amount under this contract or any other contract signed between Party B and Party A to pay the wages of Party B’s personnel.

25.5	This contract is made in quadruplicate, all of which have the same legal effect. Each party, Party A and Party B, shall hold two copies. It shall come into effect upon the signature and seal of both parties and shall terminate upon the fulfillment of all obligations under this contract by both parties, the payment of the labor remuneration, the delivery of the labor operation results by Party B to Party A, and the acceptance by Party A as qualified.

25.6	All notifications from both parties regarding the execution of this contract or any matters related thereto must be made to the address specified in this contract by written letter, fax, email or the communication method agreed upon by both parties. Notifications made by letter should be delivered by registered mail or express mail with a good reputation. If fax or similar means of communication are used, the notification date shall be the date of dispatch of the communication. If registered mail or express delivery is used, the notification date shall be the date of dispatch of the mail and the postmark shall prevail. If the email method is used, the time when the email reaches the email address designated by the recipient shall be the time of notification delivery. If the notification fails to be sent due to the reasons of the recipient (including but not limited to the recipient’s refusal to accept written letters, the recipient’s fax machine being turned off or malfunctioning, the recipient’s email address not existing or the mail box being full or the recipient being blocked and refused to accept, etc.), It is deemed that the notice has been served (the time of sending the written letter, fax or email as stated on the sending party shall be regarded as the time of service of the notice). The service of arbitration legal documents shall be governed by the provisions of this paragraph.

To Party A:
Contact person:
Email:
Telphone:
Fax:
Address:
Postal code:

To Party B:
Contact person:
Email:
Telphone:
Fax:
Address:
Postal code:

25.7	The attachment is an integral part of this contract. In the event of any inconsistency between the attachment and the main body of the contract, the main body of the contract shall prevail. The attachment to this contract is: [ ].

Party A: Beijing Hua Guang Hao Yang Technology Co., Ltd.

Signed & Chopped:

Date:

Party B: Shenzhen Zhongyun Communication Technology Co., Ltd.

Signed & Chopped:

Date: